Exhibit 10.40.8
AMENDMENT TO
FEDERATED DEPARTMENT STORES, INC.
PROFIT SHARING 401(k) INVESTMENT PLAN
        The Federated Department Stores, Inc. Profit Sharing 401(k) Investment Plan (the “Plan”) is hereby amended, effective as of February 1, 2006, in the following respects.
        1. Section 1.10.6 of the Plan is amended in its entirety to read as follows.
               1.10.6 Notwithstanding any of the foregoing provisions of this Section 1.10, any person who on August 30, 2005 (the effective date of the May Company Merger) was a May Company Defined Contribution Plan Active Participant shall not ever be considered a Covered Employee for purposes of this Plan. Further and also notwithstanding any of the foregoing provisions of this Section 1.10, any person who, on any post-August 30, 2005 date that occurs prior to such person becoming on or after August 30, 2005 either a May Company Defined Contribution Plan Active Participant or a Federated Defined Contribution Plan Active Participant, is a May Company Employee shall not be considered a Covered Employee for purposes of this Plan on such date. Finally and also notwithstanding any of the foregoing provisions of this Section 1.10, any person who was not a May Company Defined Contribution Plan Active Participant on August 30, 2005 but who becomes a May Company Defined Contribution Plan Active Participant on any date after August 30, 2005 (and has not on any prior post-August 30, 2005 date become a Federated Defined Contribution Plan Active Participant) shall not ever be considered a Covered Employee for purposes of this Plan. For purposes of this Section 1.10.6, the following terms shall have the meanings indicated below.
                    (a) “May Company” means the corporation that, immediately prior to the May Company Merger, was named The May Department Stores Company and had an employer identification number (as assigned by the Internal Revenue Service) of 43-1104396.
                    (b) “May Company Employer” means each of May Company and each corporation, partnership, or other organization other than May Company that, immediately prior to the May Company Merger, was in a chain of corporations, partnerships, and/or other organizations that began with May Company and in which at least 80% of the voting interests in such corporation, partnership, or other organization in such chain (other than May Company) was owned by May Company or another corporation, partnership, or other organization in such chain.
                    (c) “May Company Merger” means the merger of May Company into a subsidiary of Federated, the effective date of which was August 30, 2005.

                    (d) “May Company Employee” means, as of any date, a person who on such date (1) is a common law employee of any Associated Employer and (2) is working at or assigned to an office, store, or other facility that had immediately prior to the May Company Merger been an office, store, or other facility of a May Company Employer.
                    (e) “May Company Defined Contribution Plan” means the defined contribution plan (within the meaning of Section 414(i) of the Code) that immediately prior to the May Company Merger was known as The May Department Stores Co. Profit Sharing Plan, had May Company as its sponsor, and had been assigned a plan number (by May Company) of 003, as such plan existed as of August 30, 2005 (the effective date of the May Company Merger) and as it was or may be subsequently amended or renamed.
                    (f) “May Company Defined Contribution Plan Active Participant” means, as of any date, a person who on such date (1) is a May Company Employee and (2) meets all requirements of the May Company Defined Contribution Plan (including any minimum service, age, entry date, and employee classification requirements of such plan) to be a participant in such plan.
                    (g) “Federated Defined Contribution Plan Active Participant” means, as of any date, a person who on such date (1) is a common law employee of the Employer, (2) is not a May Company Employee, and (3) meets all requirements of this Plan (including this Plan’s minimum service, age, entry date, and covered employee classification requirements) to be a participant in this Plan.
        2. Section 1.13 of the Plan is amended in its entirety to read as follows.
               1.13 Employer — means, except as is otherwise provided in this Section 1.13, each corporation which is (and only during the period in which it is) a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) which includes Federated and each other corporation, partnership, or other organization which is (and only during the period in which it is) part of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code) with Federated. Except where the context otherwise is clear, any reference to the Employer in this Plan shall be deemed to be referring collectively to all of the corporations, partnerships, and other organizations which comprise the Employer. Notwithstanding the foregoing, any corporation, partnership, or other organization (for purposes of this Section 1.13, an “acquired company”) that first becomes a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) which includes Federated or a part of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code) with Federated after the Effective Amendment Date as a result of the acquisition by Federated and/or another member of the Employer of the stock or interests of the acquired company or substantially all of the assets of a trade or business previously operated by another organization shall not be considered a part of the Employer unless and until the first date as of which both (1) the agreements by which such stock, interests, or assets were acquired by Federated and/or another member of the Employer do not require that the employees of the acquired company be eligible to actively participate in another defined contribution plan (within the meaning of Section 414(i) of the Code) maintained by the acquired company or another Affiliated Employer (and do not otherwise prohibit the employees of the acquired company from participating in the Plan) and (2) Federated has taken such actions (such as, but not necessarily limited to, the providing of notices) so as to clearly indicate that at least certain employees of the acquired company are eligible to begin participating in the Plan as of such date.
        IN ORDER TO EFFECT THE FOREGOING PLAN REVISIONS, the sponsor of the Plan hereby signs this Plan amendment.

FEDERATED DEPARTMENT STORES,
INC.

By: David W. Clark

Title: SVP Human Resources

Date:

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